UNITED STATES
                        SECURITIES AND EXCHANE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): October 19, 1999


                              NEW ULM TELECOM, INC.
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             (Exact name of registrant as specified in its charter)


            Minnesota                     0-3024                41-0440990
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(State or other jurisdiction of      (Commission File         (IRS Employer
          incorporation)                  Number)         Identification Number)


400 2nd Street North, PO Box 697, New Ulm, MN                     56073
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(Address of principal executive office)                         (Zip Code)

Registrant's telephone number including area code         (507)354-4111
                                                 -------------------------------

ITEM 5. OTHER EVENTS.

         On October 19, 1999, New Ulm Telecom, Inc. (the "Company") approved the plant construction project for the city of New Ulm, MN, which is estimated to be $10 million. The project will involve placing fiber optics and electronics equipment, which will provide the capabilities of Video Digital Subscriber Line
(VDSL) to every subscriber, within the city limits of New Ulm, MN. The company will begin construction in the fourth quarter of 1999 with an estimated completion of third quarter 2000.

         The addition of fiber optics and electronics equipment will result in plant retirements of approximately $2 million. These retirements will be from plant that is fully depreciated, therefore no additional write-offs, due to any retirements, will be recognized.




                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         NEW ULM TELECOM, INC.
                                             (Registrant)

Dated: October 28, 1999                By   /s/ James P. Jensen
                                           -------------------------------------
                                            James P. Jensen, Chairman

Dated: October 28, 1999                By   /s/ Bill Otis
                                           -------------------------------------
                                            Bill Otis, President


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